Exhibit 99.1


     Red Hat Reports Strong Fiscal First Quarter Operating Results


     RALEIGH, N.C.--(BUSINESS WIRE)--June 28, 2006--Red Hat, Inc. (NASDAQ:RHAT):

     --   Quarterly subscription revenue of $71.5 million up 45% from prior year

     -- Quarterly cash flow from operations of $52.4 million up 43% from prior year

     Red Hat, Inc. (NASDAQ:RHAT), the world's leading provider of open source solutions to the enterprise, today announced financial results for the first quarter of its fiscal 2007 year.
     Total revenue for the quarter was $84.0 million, an increase of 38% from the year ago quarter and 7% from the prior quarter. Subscription revenue was $71.5 million, up 45% year-over-year and 7% sequentially.
     The company reported operating income of $12.6 million for the quarter, including $7.6 million of non-cash stock compensation expense related to the implementation of FAS123R. FAS123R, which requires the expensing of non-cash stock option grants and other equity awards, was not applicable in prior quarters.
     GAAP net income for the quarter was $13.8 million, or $0.07 per share, at an estimated annual effective GAAP tax rate of 37% of pre-tax income. However, the company continues to anticipate an actual cash tax rate of approximately 5% of pre-tax income for the foreseeable future.
     At quarter end, the company's total deferred revenue balance was $254.7 million, an increase of 61% on a year-over-year basis and 14% sequentially.

     Other highlights from the quarter included:

     -- Quarterly gross margin improved to 84% from 79% in the year ago period.

     --   Total cash and investments as of May 31, 2006 were $1.1 billion.

     -- On June 2, the company closed its previously announced acquisition of JBoss, Inc.

     -- Red Hat held its second annual partner and customer Summit in Nashville, TN.

     "The first fiscal quarter marks a great start to an exciting year for Red Hat," stated Charlie Peters, Executive Vice President and Chief Financial Officer. "In particular, we continued to deliver rapid top-line growth and market share gains. While profitability comparisons to prior periods' results are skewed as a result of the implementation of FAS123R and a higher non-cash tax rate, the company's core operations continue to improve in efficiency as evidenced by our growing cash flow. Furthermore, the actual cash that we have to invest back into the business to drive growth is not affected by the accounting treatment."
     Peters added, "The international expansion and acquisitions closed since our last earnings report provide for new opportunities in key international geographies such as India and South America and improve our ability to capitalize on growing open source adoption beyond the operating system. Equally important, we are confident that we have the proper team in place to execute successfully on these initiatives."

     About Red Hat, Inc.

     Red Hat, the world's leading open source solutions provider, is headquartered in Raleigh, NC with satellite offices spanning the globe. A trusted name in open source, CIOs and other senior-level IT executives have ranked Red Hat as the industry's most valued vendor for two consecutive years in the CIO Insight Magazine Vendor Value Study. Red Hat is leading Linux and open source solutions into the mainstream by making high-quality, low-cost technology accessible. Red Hat provides an operating system platform, Red Hat Enterprise Linux, along with applications, management and middleware solutions, including JBoss Enterprise Middleware Suite. Red Hat is accelerating the shift to service-oriented architectures and enabling the next generation of web-enabled applications running on a low-cost, secure, open source platform. Red Hat also offers support, training and consulting services to its customers worldwide and through top-tier partnerships. Red Hat's open source strategy offers customers a long term plan for building infrastructures that are based on and leverage open source technologies with a focus on security and ease of management. Learn more: http://www.redhat.com

     Forward Looking Statements

     Certain statements contained in this press release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to historical or current fact. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: risks related to the integration of acquisitions; the ability of the company to effectively compete; the inability to adequately protect the company's intellectual property and the potential for infringement or breach of license claims regarding third party intellectual property; risks related to data and information security vulnerabilities; ineffective management of, and dependence on key personnel as well as other factors contained in our most recent Annual Report on Form 10-K (copies of which may be accessed through the Securities and Exchange Commission's website at http://www.sec.gov), including those found therein under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations". In addition, the forward-looking statements included in this press release represent the company's views as of the date of this press release and these views could change. However, while the company may elect to update these forward-looking statement at some point in the future, the company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the company's views as of any date subsequent to the date of the press release. LINUX is a trademark of Linus Torvalds. RED HAT and JBOSS are registered trademarks of Red Hat, Inc. and its subsidiaries in the US and other countries.


                                  RED HAT, INC.
                           CONSOLIDATED BALANCE SHEETS
                                 (In thousands)

                                     ASSETS
                                                May 31,      Feb. 28,
                                                 2006          2006
                                               ----------- -----------
                                               (unaudited)
Current assets:
  Cash and cash equivalents                      $596,917    $267,547
  Investments in debt securities                  335,383     537,324
  Accounts receivable, net                         65,361      59,792
  Prepaid expenses and other current assets        18,315      16,576
                                               ----------- -----------

    Total current assets                        1,015,976     881,239

  Property and equipment, net                      36,714      35,822
  Goodwill                                         73,757      75,942
  Identifiable intangibles, net                    12,385      13,467
  Investments in debt securities                  205,308     272,669
  Other assets, net                                35,835      35,102
                                               ----------- -----------

    Total assets                               $1,379,975  $1,314,241
                                               =========== ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable                                 $6,661      $5,627
  Accrued expenses                                 30,772      31,960
  Deferred revenue                                183,462     162,934
  Other current obligations                           536         401
                                               ----------- -----------

   Total current liabilities                      221,431     200,922

  Deferred lease credits                            4,937       4,994
  Long term deferred revenue                       71,287      60,554
  Other long term obligations                          77         213
  Convertible debentures                          570,000     570,000
Stockholders' equity:
  Minority interest                                   488         771
  Common stock                                         19          19
  Additional paid-in capital                      781,852     763,906
  Deferred compensation                                 -      (2,418)
  Accumulated deficit                            (138,246)   (152,113)
  Treasury stock, at cost                        (124,298)   (124,125)
  Accumulated other comprehensive loss             (7,572)     (8,482)
                                               ----------- -----------

    Total stockholders' equity                    512,243     477,558
                                               ----------- -----------

    Total liabilities and stockholders' equity $1,379,975  $1,314,241
                                               =========== ===========

Note: certain prior year amounts have been reclassified to conform with current year presentation.


                                  RED HAT, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Unaudited)
                                 (In thousands)

                                                   Three Months Ended
                                                   -------------------
                                                    May 31,   May 31,
                                                     2006      2005
                                                   -------------------

Cash flows from operating activities:
Net income                                          $13,753   $12,435
Adjustments to reconcile net income to net cash
 provided by operating activities:
  Depreciation and amortization                       4,344     3,547
  Deferred income taxes                               5,411      (193)
  Share-based compensation expense                    7,626     1,166
  Excess tax benefits from share-based payment
   arrangements                                      (2,135)        -
  Gain from repurchase of convertible debentures          -    (1,596)
  Provision for doubtful accounts                       501        84
  Amortization of debt issue costs                      752       782
  Other                                                (279)       41
Changes in operating assets and liabilities:
  Accounts receivable                                (3,492)      596
  Prepaid expenses and other current assets          (1,299)   (1,404)
  Other assets                                           75       297
  Accounts payable                                      109    (4,101)
  Accrued expenses                                    1,550     2,464
  Deferred revenue                                   25,457    22,486
                                                   --------- ---------

  Net cash provided by operating activities          52,373    36,604
                                                   --------- ---------

Cash flows from investing activities:
 Purchase of investment securities                   (7,332)   (8,600)
 Proceeds from sales and maturities of investment
  securities                                        278,031    91,286
 Acquisitions of businesses, net of cash acquired    (1,911)        -
 Purchase of other investments                            -      (767)
 Purchase of property and equipment                  (3,878)   (3,272)
                                                   --------- ---------

  Net cash provided by investing activities         264,910    78,647
                                                   --------- ---------

Cash flows from financing activities:
 Excess tax benefits from share-based payment
  arrangements                                         2135         -
 Repurchase of convertible debentures                     -    (8,210)
 Structured stock repurchases                             -     1,031
 Net proceeds from issuance of common stock under
  Employee Stock Purchase Plan                          305       727
 Proceeds from exercise of common stock options       7,330     1,706
 Purchase of treasury stock                            (173)   (5,128)
 Other financing                                          -      (332)
                                                   --------- ---------

  Net cash provided by (used in) financing
   activities                                         9,597   (10,206)
                                                   --------- ---------

Effect of foreign currency exchange rates on cash
 and cash equivalents                                 2,490      (846)
Net increase in cash and cash equivalents           329,370   104,199
Cash and cash equivalents at beginning of the
 period                                             267,547   140,169
                                                   --------- ---------

Cash and cash equivalents at end of period         $596,917  $244,368
                                                   ========= =========

Note: certain prior year amounts have been reclassified to conform with current year presentation.


                                  RED HAT, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)
                    (In thousands - except per share amounts)

                                                       Three Months
                                                           Ended
                                                     -----------------
                                                      May 31,  May 31,
                                                       2006     2005
                                                     -----------------
Revenue:

   Subscriptions                                     $71,492  $49,240
   Training and services                              12,510   11,540
                                                     -------- --------
    Total subscription, training and services
     revenue                                          84,002   60,780
                                                     -------- --------
Cost of revenue:

   Subscriptions                                       5,996    5,834
   Training and services                               7,449    6,794
                                                     -------- --------
    Total cost of subscription, training and
      services revenue                                13,445   12,628
                                                     -------- --------

  Total gross profit                                  70,557   48,152

Operating expense:
  Sales and marketing                                 30,501   20,314
  Research and development                            13,815    9,848
  General and administrative                          13,629   10,343
                                                     -------- --------

   Total operating expense                            57,945   40,505
                                                     -------- --------

Income from operations                                12,612    7,647
Other income (expense), net                           10,702    7,735
Interest expense                                      (1,484)  (1,566)
                                                     -------- --------

Income before provision for income taxes              21,830   13,816
Provision for income taxes                             8,077    1,381
                                                     -------- --------

Net income                                           $13,753  $12,435
                                                     ======== ========

Net income-diluted                                   $14,705  $13,964
                                                     ======== ========

Net income per share:
  Basic                                                $0.07    $0.07
  Diluted                                              $0.07    $0.07

Weighted average shares outstanding:
  Basic                                              183,579  176,781
  Diluted                                            214,325  206,907

Note: certain prior year amounts have been reclassified to conform with current year presentation.

Non cash stock-based compensation expense included above in cost of revenue and operating expense line items:
  Cost of revenue                                       $510       $-
  Sales and marketing                                  2,117        7
  Research and development                             1,497       48
  General and administration                           3,502    1,111
                                                     -------- --------
  Total stock based compensation expense              $7,626   $1,166
                                                     ======== ========


    CONTACT: Red Hat, Inc.
             Investor Contact:
             Linda Brewton, 919-754-4476
             lbrewton@redhat.com
             or
             Media Contact:
             Caroline Kaczmierski, 919-754-4386
             carolinek@redhat.com